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                                                                   EXHIBIT 24(a)

                                POWER OF ATTORNEY
                                -----------------

         Ablest Inc., a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, a registration statement on Form S-8 or other form registering under the Securities Act of 1933 (and Rule 415 of such Act, if appropriate) shares of the Company's common stock in connection with the grant and exercise of options under the Company's Independent Directors' Stock Option Plan and the grant of restricted stock under the Company's Key Employees' Option-to-Ownership Stock Plan hereby constitutes and appoints William Appleton as the attorney of the Company, with full power of substitution and resubstitution, for and in the name, place and stead of the Company, to sign and file the proposed registration statement and any and all amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such interests and securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

         IN WITNESS WHEREOF, Ablest Inc. has caused this power of attorney to be signed on its behalf by the undersigned in Clearwater, Florida on October 30, 2000.

                                        ABLEST INC.



                                        By: /s/ Charles H. Heist III
                                           -------------------------------------
                                                Charles H. Heist III